UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2019

INTELLIA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices, and Zip Code)

(857) 285-6200

Registrant’s Telephone Number, Including Area Code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trade Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In July 2014, Intellia Therapeutics, Inc. (“Intellia”) licensed from Caribou Biosciences, Inc. (“Caribou”) certain intellectual property (the “Caribou License”). On October 17, 2018, Intellia initiated an arbitration proceeding with JAMS against Caribou asserting that Caribou is violating the terms and conditions of the Caribou License, as well as other contractual and legal rights, by using and seeking to license to third parties technology covered by two patent families (described in, for instance, PCT No. PCT/US2016/015145 and PCT No. PCT/US2016/064860, and related patents and applications) relating to specific structural or chemical modifications of guide RNAs.

On September 26, 2019, Intellia announced that the arbitration panel issued an Interim Award concluding that both the structural and chemical guide RNAs modification technologies were exclusively licensed to Intellia by Caribou pursuant to the Caribou License.

After concluding that the chemical modification technology was within the scope of Intellia’s exclusive license from Caribou, the arbitration panel nevertheless noted that its decision could delay or otherwise adversely impact the development of these modified guide RNAs as human therapeutics. It also noted that Intellia currently is not using these modified guide RNAs in any of its active programs. Thus, solely with respect to the particular modified guide RNAs, the arbitration panel stated that it will declare that Caribou has an equitable “leaseback,” which it described as exclusive, perpetual and worldwide. However, the “leaseback” will be subject to terms, including Caribou’s future payments to Intellia, to be negotiated by the parties or, if unsuccessful, subject to additional arbitration proceedings.

The “leaseback” will not include the structural guide modifications intellectual property at issue in the arbitration, any other intellectual property exclusively licensed or sublicensed by Caribou to Intellia under the Caribou License (including but not limited to the foundational CRISPR/Cas9 intellectual property co-owned by University of California, University of Vienna and Dr. Emmanuelle Charpentier), or any other Intellia intellectual property.

Upon, and subject to the terms of, a final award, which will follow these negotiations between the parties and potential further legal proceedings, Caribou would be able to use the modified guide RNAs at issue for human therapeutics. Due to the death of one of the panel members, any future proceedings may require the appointment of a new arbitrator, which may delay any final resolution. Either Intellia or Caribou may challenge the arbitration panel’s decisions under limited circumstances.

Other than with regards to the technologies in dispute, the Interim Award has no effect on Intellia’s rights or Caribou’s obligations under the Caribou License. The Interim Award has no impact on any of Intellia’s current programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: September 26, 2019	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President